Exhibit 1.1

Execution Version

UNDERWRITING AND SALES AGREEMENT

BETWEEN

GAINBRIDGE LIFE INSURANCE COMPANY

AND

J. ALDEN ASSOCIATES, INC.

This Underwriting and Sales Agreement (the “Agreement”) is dated as of the Effective Date (defined below), by and between J. Alden Associates, Inc. (“Broker-Dealer”), a corporation organized and existing under the laws of the State of Delaware, and Gainbridge Life Insurance Company (“GLIC”), a Delaware domiciled life insurance company.

RECITALS

WHEREAS, GLIC proposes to issue to the public certain registered index-linked annuity contracts identified on Schedule A that are more fully described in the registration statement and the prospectus hereinafter mentioned (“Contracts”);

WHEREAS, the offering of the Contracts is registered with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933 (the “1933 Act”);

WHEREAS, Gainbridge Insurance Agency, LLC (“Gainbridge”) operates a digital platform through which self-directed customers can purchase insurance products, including annuity contracts and life insurance policies (“Platform”);

WHEREAS, the parties are desirous of entering into a relationship whereby Broker-Dealer will serve as the broker-dealer, and Gainbridge, an affiliate of GLIC, will serve as the insurance producer, for the distribution of the Contracts through the Platform;

WHEREAS, at or about the same times as entering into this Agreement, GLIC will enter into a Master Agreement with Broker-Dealer and Gainbridge (“Master Agreement”), and Broker-Dealer will enter into an insurance networking agreement with Gainbridge (“Insurance Networking Agreement”);

WHEREAS, Broker-Dealer, a broker-dealer registered under the Securities Exchange Act of 1934 (the “1934 Act”) and a member of the Financial Industry Regulatory Authority, Inc. (“FINRA”), desires to act as underwriter on an agency basis, and the selling firm, for the offering of the Contracts; and

WHEREAS, GLIC desires to obtain the services of Broker-Dealer as the underwriter and selling firm for the offering of the Contracts;

NOW, THEREFORE, in consideration of the mutual covenants, representations and warranties set forth below, the parties hereto agree as follows:

1.	DEFINED TERMS

a.

Broker-Dealer Associated Persons – Any associated person of the Broker-Dealer, including but not limited to those individuals engaged in compliance and supervision of sales of the Contracts through the Platform and the Platform Reps.

b.

Platform Representatives – An individual who is both a registered representative of Broker-Dealer and a licensed insurance producer associated with Gainbridge, and who provides customer service to users of the Platform.

c.

Prospectus – At any time while this Agreement is in effect, the prospectus included within a Registration Statement, except that, if the most recently filed version of the prospectus (including any supplements thereto) filed pursuant to Rule 424 under the 1933 Act subsequent to the date on which a Registration Statement became effective differs from the prospectus included within such Registration Statement at the time it became effective, the term “Prospectus” shall refer to the most recently filed prospectus filed under Rule 424 under the 1933 Act, from and after the date on which it shall have been filed. For purposes of Section 13 of this Agreement, the term “any Prospectus” means any document which is or at any time was a Prospectus within the meaning of this Section 1(c).

d.

Registration Statement – At any time while this Agreement is in effect, the currently effective registration statement filed with the SEC under the 1933 Act, or currently effective post-effective amendment thereto, as the case may be, for the Contracts, including financial statements included in, and all exhibits to, such registration statement or post-effective amendment. For purposes of Section 13 of this Agreement, the term “Registration Statement” means any document which is or at any time was a Registration Statement within the meaning of this Section 1(d).

e.	Effective Date. August 12, 2022

2.	AUTHORITY AND DUTIES

Until this Agreement is terminated in accordance with Section 12:

a.

GLIC grants Broker-Dealer the exclusive right, subject to compliance with the registration requirements of the 1933 Act and the provisions of the 1934 Act, to serve as: (i) underwriter on an agency basis for the offering of the Contracts; and (ii) the selling firm for sales of the Contracts.

b.

Broker-Dealer shall use its best efforts to provide all broker-dealer services related to the Contracts sold through the Platform for so long as the offering is conducted. It is understood that, pursuant to an insurance agency agreement, GLIC will appoint and authorize Gainbridge as a licensed insurance producer for the sale of the Contracts.

c.

GLIC shall promptly appoint, under the insurance laws, Broker-Dealer associated persons as may be required under applicable law of any state or other similar jurisdiction or U.S. territory (a “State”) to engage in activities related to the Contracts. GLIC shall retain sole discretion with respect to the determination to appoint an associated person. It is anticipated that any Platform Rep would be so appointed.

d.

GLIC shall provide Broker-Dealer access to such records, officers and employees of GLIC at reasonable times as is necessary to enable Broker-Dealer to fulfill its obligations for the offering of the Contracts and to perform due diligence and to use reasonable care.

3.	RELATIONSHIP OF THE PARTIES

GLIC and Broker-Dealer acknowledge that in connection with the services provided by Broker-Dealer under this Agreement, Broker-Dealer is acting as an independent contractor and is an agent of GLIC only with respect to its role as underwriter and selling firm for the offering of the Contracts.

4.	REPRESENTATIONS, WARRANTIES AND COVENANTS

a.	GLIC represents, warrants and covenants to Broker-Dealer as of the Effective Date of this Agreement and for so long as the offering of the Contracts is conducted that:

i.

A true, complete and correct copy of the Registration Statement and Prospectus filed with the SEC prior to the Effective Date of this Agreement has been provided to Broker-Dealer and true, complete and correct copies of any amendments or supplements to the Registration Statement and Prospectus made after the effective date of this Agreement will be promptly provided to Broker-Dealer at the time that they are filed with the SEC;

ii.

The Registration Statement as it shall became effective conformed, and any further amendments or supplements thereto will when they become effective, and any Prospectus will when filed pursuant to Rule 424 under the 1933 Act will conform in all material respects to the requirements of the 1933 Act and the rules and regulations of the SEC under the 1933 Act, and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty will not apply to any statement or omission made in reliance upon and in conformity with information furnished in writing to GLIC by Broker-Dealer expressly for use therein;

iii.

The Contracts have been duly authorized by GLIC and conform to the descriptions thereof in the Registration Statement and Prospectus and, when issued as contemplated by the Registration Statement and Prospectus, shall constitute legal, validly issued and binding obligations of GLIC in accordance with their terms;

iv.

GLIC is duly organized, validly existing and in good standing as a corporation under the laws of the state of Delaware, with the requisite authority and power, in conformity with applicable laws, rules and regulations, to execute and deliver this Agreement and to perform its obligations hereunder. GLIC has taken all necessary action to authorize such execution, delivery and performance;

v.

GLIC is duly licensed as an insurance company with all applicable state insurance regulatory authorities. All governmental and other consents that are required to be obtained by GLIC with respect to this Agreement have been obtained and are in full force and effect and GLIC has complied with all conditions of any such consents;

vi.

The execution, delivery and performance of this Agreement does not conflict with or violate any laws applicable to GLIC, any provision of its constituent documents, any order or judgment of any court or governmental agency applicable to it or any of its assets or any contractual restriction binding on it or its assets; and

vii.

This Agreement constitutes a legal, valid and binding obligation of GLIC, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws relating to the enforcement of creditors’ rights generally and subject to principles of equity.

b.	Broker-Dealer represents, warrants and covenants to GLIC as of the Effective Date of this Agreement and for so long as the offering of the Contracts is conducted that:

i.

Broker-Dealer is duly organized, validly existing and in good standing as a corporation under the laws of the state of Delaware, with the requisite authority and power, in conformity with applicable laws, rules and regulations, to execute and deliver this Agreement and to perform its obligations hereunder. Broker-Dealer has taken all necessary action to authorize such execution, delivery and performance;

ii.

Broker-Dealer is duly registered as a broker-dealer with the SEC and all applicable state securities regulatory authorities, and is a member in good standing of FINRA. All governmental and other consents that are required to be obtained by Broker-Dealer with respect to this Agreement have been obtained and are in full force and effect, and Broker- Dealer has complied with all conditions of any such consents;

iii.

The execution, delivery and performance of this Agreement does not conflict with or violate any laws applicable to Broker-Dealer, any provision of its constituent documents, any order or judgment of any court or governmental agency applicable to it or any of its assets or any contractual restriction binding on it or its assets;

iv.

This Agreement constitutes a legal, valid and binding obligation of Broker-Dealer, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws relating to the enforcement of creditors’ rights generally and subject to principles of equity.

v.

To the extent that any statements made in the Registration Statement or Prospectus, or any amendment or supplement thereto, are made in reliance upon and in conformity with written information furnished to GLIC by Broker-Dealer expressly for use therein, such statements will, when they become effective or are filed with the SEC, as the case may be, conform in all material respects to the requirements of the 1933 Act and the rules and regulations of the SEC thereunder, and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

5.	BROKER-DEALER DUTIES WITH PLATFORM SALES

a.

Broker-Dealer shall ensure that Platform Reps and any of the Broker-Dealer Associated Persons who are performing services under this Agreement that require registration shall at all times be appropriately registered and/or licensed as required by applicable laws and FINRA rules.

b.

Broker-Dealer shall be responsible for securities training, supervision and control of the Platform Reps and all Broker-Dealer Associated Persons, and shall supervise their respective compliance with applicable federal and state securities law and FINRA requirements in connection with their activities related to the Contracts and the Platform.

c.

Broker-Dealer shall, and shall ensure that Platform Reps and Broker-Dealer Associated Persons will, act in compliance with all applicable federal and state securities laws and regulations, and all applicable FINRA rules and guidance in connection with its services provided that allow for the sale of the Contracts through the Platform. Further, Broker-Dealer shall comply, and shall ensure that Platform Reps and Broker-Dealer Associated Persons comply, with any rules and procedures set forth by GLIC in any processing or compliance manual related to the Contracts.

d.

Broker-Dealer shall not, and shall not allow Platform Reps or Broker-Dealer Associated Persons to, encourage a prospective purchaser through the Platform to surrender or exchange an insurance policy or contract in order to purchase a Contract or, conversely, to surrender or exchange a Contract in order to purchase another insurance policy or contract, except in compliance with applicable FINRA rules and any other applicable laws, regulations and regulatory guidelines.

e.

Broker-Dealer, in connection with the offer or sale of the Contracts, shall not, and shall ensure that the Platform Reps and Broker-Dealer Associated Persons do not, give any information or make any representations or statements, written or oral, concerning the Contracts, other than or inconsistent with information or representations contained in the Prospectuses and Registration Statements for the Contracts, or in sales material described in Section 7(a).

f.

Broker-Dealer shall not: make, alter, waive, change or discharge any Contract; waive any Contract forfeiture provision; extend the time of paying any amounts due under a Contract; endorse checks or money orders payable to GLIC; or receive any monies for the Contracts payable by customers. Broker-Dealer shall not expend, nor contract for the expenditure of, the funds of GLIC, and shall not possess or exercise any authority on behalf of GLIC other than that expressly conferred on Broker- Dealer by this Agreement.

g.

Broker-Dealer shall take all reasonable and appropriate measures to ensure that applications submitted are accurate, complete, compliant and approved by a qualified registered principal as part of Broker-Dealer’s transaction review requirements under FINRA Rule 3110.

h.	Broker-Dealer shall not collect any purchase payments for the Contracts. All such purchase payments shall be remitted to GLIC.

i.	Broker-Dealer acknowledges that GLIC shall have the unconditional right to reject, in whole or in part, any application for a Contract.

j.

For a period of 60 months after termination of the Agreement, the Broker-Dealer shall not, directly or indirectly, contact the contract holders of GLIC or condone such contact for the purpose of inducing any such contract holders to lapse, cancel, or exchange any Contract.

6.	BOOKS AND RECORDS

a.

GLIC and Broker-Dealer shall cause to be maintained and preserved for the periods prescribed, such accounts, books and other documents as are required of each of them by applicable laws and regulations with respect to the Contracts. GLIC shall prepare, maintain, and own all books and records related to the Contracts, including such books and records as Broker-Dealer is required to maintain under the 1934 Act, as applicable. Books and records maintained for Broker-Dealer will be deemed to be the property of Broker-Dealer for purposes of the securities laws, and will be subject to examination by the SEC or FINRA in accordance with the 1934 Act. Each party shall furnish to the other party such reports as may be reasonably requested by the other party for the purpose of meeting the reporting and recordkeeping requirements applicable to the other party.

b.

Subject to applicable SEC or FINRA restrictions or guidance, GLIC shall send confirmations of transactions in the Contracts to each owner of a Contract indicating such confirmation is being sent on behalf of Broker-Dealer designated as agent-of-record for such Contract acting in its capacity as agent for GLIC. GLIC shall keep copies of such confirmations and records of transactions and shall make them available to Broker-Dealer upon request.

7.	SALES MATERIALS

a.

Broker-Dealer shall utilize the currently effective Prospectus in connection with its underwriting, marketing and distribution efforts. As to other types of sales material (including free writing prospectuses and any “communications” as defined under FINRA Rule 2210(a)(1)), Broker-Dealer shall use such materials only if: (i) such materials have been approved in writing by GLIC for use in the marketing and distribution of the Contracts; (ii) such materials comply with content standards under the laws, rules and regulations applicable to the offering of the Contracts, including FINRA rules; (iii) the Broker-Dealer’s advertising principal has reviewed and approved such materials; and (iv) all applicable regulatory filing requirements have been satisfied, including filing such materials with FINRA. Broker-Dealer agrees that it will file the materials described in this Section 7(a) with any regulatory authority, or with FINRA’s Advertising Regulation Department, as reasonably directed by GLIC. The parties agree to mutually review any potential amendments suggested to such materials by Broker-Dealer.

b.

Broker-Dealer shall not distribute any Prospectus, sales literature (including free writing prospectuses) or any other printed (or electronic) matter or material used in the underwriting, marketing and distribution of any Contract if, to the knowledge of Broker-Dealer, any of the foregoing misstates the duties, obligations or liabilities of GLIC or Broker-Dealer.

8.	COMPENSATION AND EXPENSES

a.

GLIC shall ensure that Broker-Dealer is paid the compensation described in the Master Agreement. Broker-Dealer agrees that GLIC shall not be subject to any claims from any Broker-Dealer Associated Persons for any compensation owed to them for sales of the Contracts.

b.	Except as otherwise provided, each party shall bear the expenses it incurs in carrying out its responsibilities and obligations assumed under this Agreement.

c.	GLIC will pay or cause to be paid the following expenses:

i.	Registration fees for registering the Contracts under the 1933 Act;

ii.

The expenses, including counsel fees, of preparing a Registration Statement, Prospectus and such other documents as GLIC believes are necessary for registering the Contracts with the SEC and such States as are deemed necessary or appropriate;

iii.	Expenses incident to preparing amendments or supplements to the Registration Statement or Prospectus;

iv.	Expenses for preparing and printing all Registration Statements, Prospectuses and sales materials and the expense of supplying them to the applicants for the Contracts;

v.	Expenses incident to the issuance of its Contracts; and

vi.	Expenses incident to the preparation and mailing of notices and reports.

d.	In the event of a conflict with respect to the expenses being paid by the parties under this Agreement and the Master Agreement, the terms of the Master Agreement shall prevail.

9.	ANTI-MONEY LAUNDERING COMPLIANCE

a.

Broker-Dealer shall comply with all applicable anti-money laundering laws, regulations, rules and government guidance, including the reporting, recordkeeping and compliance requirements of the Bank Secrecy Act (“BSA”), as amended by The International Money Laundering Abatement and Financial Anti-Terrorism Act of 2002, Title III of the USA PATRIOT Act (“the Act”), its implementing regulations, and related SEC and FINRA rules. These requirements include requirements to identify and report currency transactions and suspicious activity, to implement a customer identification program to verify the identity of customers, and to implement an anti-money laundering compliance program. As required by the Act, Broker-Dealer certifies that it has: a comprehensive anti-money laundering compliance program that includes policies, procedures and internal controls for complying with the BSA; policies, procedures and internal controls for identifying, evaluating and reporting suspicious activity; a designated compliance officer or officers; training for appropriate persons; and an independent audit function.

b.

Broker-Dealer certifies, and shall certify to GLIC annually hereafter, that it has established and implemented a training program for appropriate persons, including appropriate employees and all Broker-Dealer Associated Persons, and that such program includes training on the requirements of Broker-Dealer’s anti-money laundering compliance program and on the identification of “red flags” associated with money laundering risks related to covered products, as they are defined in the regulations promulgated under Section 352 of the Act.

Broker-Dealer shall provide training to all appropriate persons, including its appropriate employees and all Broker-Dealer Associated Persons concerning their responsibilities under the anti-money laundering program, and that such training shall include instruction on the identification of “red flags” associated with money laundering risks related to Broker-Dealer’s covered products, as they are defined in the regulations promulgated under Section 352 of the Act.

c.

Broker-Dealer certifies, and shall certify to GLIC annually hereafter, that it has established and implemented a Customer Identification Program, in compliance with applicable regulations, as part of its anti-money laundering compliance program that, at a minimum, requires: (i) the verification of the identity of any customer seeking to open an account; (ii) the retention of a record of the information used to verify each customer’s identity; and (iii) the determination, within a reasonable time before or after the account is opened, as to whether the customer appears on any lists of known or suspected terrorists or terrorist organizations as provided to it by any government agency.

d.

Broker-Dealer shall verify the identity of each customer, whether through documentary or non- documentary means, and GLIC shall rely upon such verification, as prescribed by the regulations promulgated under Section 326 of the Act.

e.

Broker-Dealer shall immediately notify GLIC of any activity, behavior, or transaction that results in Broker-Dealer filing a suspicious activity report and that it shall share information to the extent permissible under the regulations promulgated under Section 314 of the Act in accordance with the safe harbor.

10.	SAFEGUARDING OF PERSONAL INFORMATION

The parties each affirm that they have procedures in place reasonably designed to protect the privacy of Customer Confidential Information and will maintain such information they acquire pursuant to this Agreement in confidence and in accordance with all applicable privacy laws. “Customer Confidential Information” includes, by way of example and not limitation, all client-related information (including the names, addresses, telephone numbers, social security numbers and account numbers of such clients, as well as non-public personal information of such clients) that the parties receive. Notwithstanding the foregoing, each party shall have the right to use or disclose Customer Confidential Information: (i) to the full extent required to comply with applicable laws or requests of regulators; (ii) as necessary in connection with the party’s audit, legal, compliance or accounting procedures; (iii) as necessary or permitted by applicable laws in the ordinary course of business under this Agreement; (iv) as authorized by a customer; and (v) to protect against or prevent fraud. Customer Confidential Information does not include (i) information which is now generally available in the public domain or which in the future enters the public domain through no fault of the receiving party; (ii) information that is disclosed to the receiving party by a third party without violation by such third party of an independent obligation of confidentiality of which the receiving party is aware; or (iii) information that the disclosing party consents in writing that the receiving party may disclose.

Notwithstanding, the foregoing in this Section 10, each party to this Agreement shall comply with all applicable privacy laws, including but not limited to applicable provisions of Title V of the Gramm-Leach- Bliley Act as they may be imposed or enforced under different federal and state regulatory authorities (“Privacy Laws”).

Broker-Dealer acknowledges that it may be provided with, receive or otherwise obtain certain financial or other personal information concerning applicants, owners, annuitants, payees or beneficiaries of, the Contracts (“Customer Information”). In connection therewith:

(i)     Broker-Dealer agrees to keep Customer Information confidential in all material respects in accordance with Privacy Laws and written policies which the parties may approve time to time. Unless otherwise required by law, Broker-Dealer is prohibited from disclosing or using Customer Information for any purpose other than to carry out its obligations under this Agreement.

(ii)     Broker-Dealer represents and warrants that it will: (v) keep all Customer Information strictly confidential; (w) comply with all applicable Privacy Laws and federal and state laws regarding the protection, disclosure and deletion of Customer Information; (x) comply with any directions from GLIC regarding the protection, disclosure and deletion of Customer Information, to the extent required by law; (y) maintain adequate systems and appropriate administrative, physical, technical, electronic, and procedural measures to protect and secure the confidentiality, integrity, and availability of Customer Information; and (z) immediately report to GLIC any use or disclosure of Customer Information not permitted by this Agreement.

(iii)     GLIC reserves the right to review Broker-Dealer’s policies and procedures governing the maintenance of Customer Information. At GLIC’s reasonable discretion and in accordance with GLIC’s reasonable directions and with Broker- Dealer’s approval, not to be withheld unreasonably, Broker-Dealer will conduct, or pay the cost of conducting, an investigation of any incident required to be reported under this Section 10 and will provide or pay the costs of providing, any required notices to any individuals whose Customer Information was or is believed to have been involved unless the incident required to be reported was due to the willful misfeasance, bad faith, gross negligence or reckless disregard of GLIC or its affiliates, in which case GLIC will pay the costs associated with conducting the investigation.

11.	LEGAL AND REGULATORY ACTIONS

a.

GLIC and Broker-Dealer shall notify the other promptly of any substantive complaint received by either party with respect to GLIC, Broker-Dealer or any respective representative or employee with respect to any Contract. The parties shall cooperate in investigating such complaint and any response by either party to such complaint shall be sent to the other party for written approval not less than five business days prior to its being sent to the customer or any regulatory authority, except that if a more prompt response is required, the proposed response shall be communicated by email or telephone. In any event, neither party shall release any such response without the other party’s prior written approval.

b.

GLIC and Broker-Dealer shall notify the other upon the happening of any material event, if known by such notifying party, which makes untrue any material statement made in the Registration Statement or Prospectus or which requires the making of a change therein in order to make any statement made therein not materially misleading.

c.

GLIC and Broker-Dealer shall notify the other in writing upon being apprised of the institution of any proceeding, investigation, examination or hearing involving the offer or sale of the Contracts. GLIC and Broker-Dealer shall cooperate fully in any securities or insurance regulatory proceeding, investigation, examination or hearing or judicial proceeding arising in connection with the offering, sale or distribution of the Contracts distributed under this Agreement.

12.	TERMINATION

a.

This Agreement shall terminate of its own accord when all Contracts issued pursuant to this Agreement are no longer outstanding and no owner, annuitant, or beneficiary thereof is receiving any benefits from GLIC. The Agreement may be terminated upon mutual consent of the parties. With or without cause, a party to this Agreement may terminate the Agreement upon six months prior written notice. Upon termination of this Agreement, Sections 6, 10, 11, 13 and 15(c) shall nevertheless survive and continue in full force and effect.

b.	This Agreement shall terminate upon the termination of the Master Agreement or the Insurance Networking Agreement.

c.

This Agreement shall terminate at the option of GLIC upon the institution of formal proceedings against Broker-Dealer by FINRA or by the SEC, or if Broker-Dealer or any representative thereof at any time: (i) employs any device, scheme, artifice, statement or omission to defraud any person; or (ii) violates the conditions of this Agreement.

d.	This Agreement may not be assigned or transferred by any party without the prior written consent of the other party hereto.

13.	INDEMNIFICATION

a.

In addition to any indemnification liability GLIC may have under the Master Agreement or otherwise, GLIC shall indemnify and hold harmless Broker-Dealer and any affiliate, and any officer, director, employee or agent of any of the foregoing, against any and all losses, liabilities, damages, claims or expenses, joint or several (including the reasonable costs of settling a claim, investigating or defending any alleged loss, liability, damage, claim or expense and reasonable legal counsel fees incurred in connection therewith), to which Broker-Dealer and/or any such person may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, liabilities, damages, claims or expenses result because of:

i.

a breach by GLIC, or any of its authorized personnel, of any provision of this Agreement which proximately result from any acts or omissions of GLIC’s officers, directors, employees, agents or subcontractors that is not in accordance with this Agreement, including but not limited to any violation of any federal or state statute or regulation; or

ii.

any untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, in light of the circumstances in which they were made, contained in any Registration Statement or in any Prospectus; provided that GLIC shall not be liable in any such case to the extent that such loss, claim, damage or liability arises out of, or is based upon, an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon information furnished in writing to GLIC by Broker-Dealer specifically for use in the preparation of any such Registration Statement or Prospectus, or any amendment thereof or supplement thereto.

Notwithstanding the above, no person shall be entitled to indemnification pursuant to this Section 13(a) if such loss, liability, damage, claim or expense is due to the willful misfeasance, bad faith, gross negligence or reckless disregard of duty by the person seeking indemnification.

b.

In addition to any indemnification liability Broker-Dealer may have under the Master Agreement or otherwise, Broker-Dealer shall indemnify and hold harmless GLIC and any affiliate, and any officer, director, employee or agent of each of the foregoing, against any and all losses, liabilities, damages, claims or expenses, joint or several (including the reasonable costs of settling a claim, investigating or defending any alleged loss, liability, damage, claim or expense and reasonable legal counsel fees incurred in connection therewith), to which GLIC and/or any such person may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, liabilities, damages, claims or expenses result because of:

i.

a breach by Broker-Dealer, or any of its authorized personnel, of any provision of this Agreement which proximately result from any acts or omissions of Broker-Dealer or its officers, directors, employees, agents or subcontractors that is not in accordance with this Agreement, including but not limited to any violation of any federal or state statute or regulation, or any FINRA rules;

ii.

any untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, in light of the circumstances in which they were made, contained in any Registration Statement or in any Prospectus; in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon information furnished in writing by Broker- Dealer to GLIC specifically for use in the preparation of any such Registration Statement or Prospectus, or any amendment thereof or supplement thereto; or

iii.

any use by Broker-Dealer or any representative of Broker-Dealer of promotional, sales or advertising material not authorized by GLIC, any verbal or written misrepresentations by Broker-Dealer or any representative of Broker-Dealer, or any unlawful sales practices concerning the Contracts by Broker-Dealer or any representative of Broker-Dealer under federal securities laws or FINRA rules.

Notwithstanding the above, no person shall be entitled to indemnification pursuant to this Section 13(b) if such loss, liability, damage, claim or expense is due to the willful misfeasance, bad faith, gross negligence or reckless disregard of duty by the person seeking indemnification.

c.

With respect to potential indemnification claims based on the actions or omissions of Platform Reps, GLIC shall provide indemnification for any violation of insurance laws by the Platform Reps, and Broker-Dealer shall provide indemnification for any violation of securities laws by the Platform Reps.

d.

After receipt by a party entitled to indemnification (“indemnified party”) under this Section 13 of notice of the commencement of any action, if a claim in respect thereof is to be made against any person obligated to provide indemnification under this Section 13 (“indemnifying party”), such indemnified party will notify the indemnifying party in writing of the commencement thereof within a reasonable time after the summons or other first written notification giving information of the nature of the claim shall have been served upon the indemnified party; provided that the failure to so notify the indemnifying party shall not relieve the indemnifying party from any liability under this Section 13, except to the extent that such failure results in a failure of actual notice to the indemnifying party and such indemnifying party is damaged solely as a result of the failure to give such notice. The indemnifying party shall be entitled to participate, at its own expense, in the defense, or, if the indemnifying party so elects, to assume the defense of any suit brought to enforce any such claim, but, if the indemnifying party elects to assume the defense, such defense shall be conducted by legal counsel chosen by the indemnifying party and reasonably satisfactory to the indemnified party, and any officer, director, employee or agent of any of the foregoing, in the suit. In the event that the indemnifying party elects to assume the defense of any such suit and retain such legal counsel, the indemnified party, and any officer, director, employee or agent of any of the foregoing in the suit, shall bear the fees and expenses of any additional legal counsel retained by them. If the indemnifying party does not elect to assume the defense of any such suit, the indemnifying party will reimburse the indemnified party, such officers, directors, employees or agents in such suit for the reasonable fees and expenses of any legal counsel retained by them.

e.	A successor by law of a party shall be entitled to the benefits of the indemnification provisions contained in this Section 13.

14.	NOTICE

Any notice, consent or request required or permitted to be given by a party to any other party shall be deemed sufficient if sent by electronic mail, and also sent by registered or certified mail, postage prepaid, addressed by the party giving notice to the other party at the following addresses (or at such other address for a party as shall be specified by like notice):

If to GLIC:

Gainbridge Life Insurance Company

10555 Group 1001 Way

Zionsville, Indiana 46077

Attn: Chief Legal Officer

Email: [TBD]

If to Broker-Dealer:

J. Alden Associates, Inc.

37 West Avenue, Suite 301

Wayne, PA 19087

Att: Chief Compliance Officer

Email: ken@aldeninvestmentgroup.com

15.	GENERAL PROVISIONS

a.

This Agreement, together with the Master Agreement and the Insurance Networking Agreement, constitutes the whole agreement between the parties hereto with respect to the subject matter hereof, and supersedes all prior oral or written understandings, agreements or negotiations between the parties with respect to such subject matter. No prior writings by or between the parties with respect to the subject matter hereof shall be used by a party in connection with the interpretation of any provision of this Agreement. This Agreement shall be construed and its provisions interpreted under and in accordance with the internal laws of the state of [Delaware] without giving effect to principles of conflict of laws.

b.

This is a severable agreement. In the event that any provision of this Agreement would require a party to take action prohibited by applicable federal or state law or prohibit a party from taking action required by applicable federal or state law, then it is the intention of the parties hereto that such provision shall be enforced only to the extent permitted under the law, and, in any event, that all other provisions of this Agreement shall remain valid and duly enforceable as if the provision at issue had never been a part hereof.

c.

Any controversy or claim arising out of or relating to this Agreement, or the breach hereof, shall be settled by arbitration in the forum jointly selected by Broker-Dealer and GLIC (but if applicable law requires some other forum, then such other forum) in accordance with the Commercial Arbitration Rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof.

d.

The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws. Failure of a party to insist upon strict compliance with any of the conditions of this Agreement shall not be construed as a waiver of any of the conditions, but the same shall remain in full force and effect. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provisions, whether or not similar, nor shall any waiver constitute a continuing waiver.

e.	The captions in this Agreement are included for convenience of reference only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect.

f.	This Agreement may be executed in counterparts, each of which taken together shall be deemed to be one and the same instrument.

g.

No provisions of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought. Notwithstanding the foregoing, Schedule A of this Agreement may be amended upon written notice by GLIC to Broker-Dealer.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their authorized person, as of the Effective Date identified above.

GLIC:		BROKER-DEALER:
Gainbridge Life Insurance Company		J. Alden Associates, Inc.

By:	/s/ Linda Wang	By:	/s/ Lee A. Calfo
Name:	Linda Wang	Name:	Lee A. Calfo
Title:	Chief Financial Officer	Title:	Chief Executive Officer

Execution Version

SCHEDULE A

1.	[Insert name of RILA]